77C Matters submitted to a vote of security holdders
Columbia International Stock Fund, Inc.
On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. However the meeting was adjourned to October 7, 2006 and the votes cast at the Meeting were as follows:
To elect Trustees:          For              Withheld          Abstain

Douglas A. Hacker        60,692,513.017     220,690.932     159,889.416
Janet Langford Kelly     60,702,370.024     210,982.838     159,740.503
Richard W. Lowry         60,706,258.322     210,326.218     156,508.825
Charles R. Nelson        60,704,747.612     211,433.833     156,911.920
John J. Neuhauser        60,741,054.998     211,309.437     120,728.930
Patrick J. Simpson       60,704,428.675     208,775.274     159,889.416
Thomas E. Stitzel        60,695,887.027     217,316.922     159,889.416
Thomas C. Theobald       60,695,720.657     217,483.292     159,762.956
Anne-Lee Verville        60,704,612.622     208,717.787     159,762.956
Richard L. Woolworth     60,705,828.698     207,375.251     159,889.416
William E. Mayer          7,632,312.660  53,282,477.996     158,302.709


Amendment to fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:           57,715,403.773  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:         276,529.024   Shares of beneficial interest
Abstain:         304,384.568   Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans

For:          57,687,275.385   Shares of beneficial interest being a majority
                               of the shares represented at the meeting.
Against:        304,771.368    Shares of beneficial interest
Abstain:        304,270.612    Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.
For:           57,759,093.688  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:          235,934.648  shares of beneficial interest
Abstain:          301,289.029  shares of beneficial interest

Amendment to fundamental inv restrictions with respect to investments in commodities

For:         57,716,198.942  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      293,577.052    shares of beneficial interest
Abstain:      286,541.371    shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:      57, 766,604.228  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     232,581.748   Shares of beneficial interest
Abstain:     297,131.389   Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:       57,694,982.153   Shares of beneficial interest being a majority of
                            the shares represented at the meeting.
Against:      296,566.166  Shares of beneficial interest
Abstain:      304,769.046  Shares of beneficial interest


Elimination of fundamental inv restrictions with respect to investing for the purpose of exercising control.

For:     57,712,869.829  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    276,880.811  Shares of beneficial interest
Abstain:    306,566.725  Shares of beneficial interest


Elimination of fundamental investment restrictions with respect to short sales.

For:     57,658,972.134  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    341,402.400  Shares of beneficial interest
Abstain:    295,942.831  Shares of beneficial interest

Amendment of fundamental investment restrictions with respect to concentrating investments in an industry.

For:      57,709,496.421  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:  290,360.008     Shares of beneficial interest
Abstain:  296,460.936     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to purchasing securities of companies less than three years old.

For:       57,714,444.740 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     289,082.653  Shares of beneficial interest
Abstain:     292,789.972  Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to buying and selling puts and calls.

For:     57, 655,905.693  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     342,459.762  Shares of beneficial interest
Abstain:     297,951.910  Shares of beneficial interest

To approve the Reorganization of each Fund into a separate, corresponding series of Columbia Funds Trust.

For:     57, 738,183.266  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    236,336.008   Shares of beneficial interest
Abstain:    321,798.091   Shares of beneficial interest



77D Policies with respect to security investments
On November 1, 2005, the following language replaces the language currently in the section of the Statement of Additional Information entitled INVESTMENT RESTRICTIONS for the Funds:

The Prospectus sets forth the investment goals and principal investment strategies applicable to the Fund.

The following is a list of investment restrictions applicable to each Fund. If a percentage limitation is adhered to at the time of an investment by a Fund, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of the restriction.

Except as stated otherwise below, a Fund may not change these restrictions without the approval of a majority of its shareholders, which means the vote at any meeting of shareholders of a Fund of (i) 67 percent or more of the shares present or represented by proxy at the meeting (if the holders of more than 50 percent of the outstanding shares are present or represented by proxy) or
(ii) more than 50 percent of the outstanding shares, whichever is less.

Each Fund may not, as a matter of fundamental policy:
1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or
(b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Fund's ability to invest in securities issued by other registered investment companies.
2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.
3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.
4. With the exception of the Real Estate Fund, which will invest at least 65% of the value of its total assets in securities of companies principally engaged in the real estate industry, purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
6. Borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
7. With the exception of the Oregon Intermediate Municipal Bond Fund and the Columbia Technology Fund, purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief.


On February 16, 2005, the shareholders of Libery Equity Fund, Variable Series
(Fund) approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of Liberty Equity Fund, Variable Series to, and the assumption of all of the liabilities of, Liberty Equity Fund, Variable Series by, Stein Roe Growth Stock Fund, Variable Series, in exchange for shares of Stein Roe Growth Stock Fund, Variable Series, and (ii) the distribution of such shares to the shareholders of Liberty Equity Fund, Variable Series in complete liquidation of Liberty Equity Fund, Variable Series.

77M Mergers
Columbia International Stock Fund
On October 7, 2005, the shareholders of Columbia Newport Tiger Fund (Fund) approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of Columbia Newport Tiger Fund to, and the assumption of all of the liabilities of, Columbia Newport Tiger Fund by, Columbia International Stock Fund, in exchange for shares of Columbia International Stock Fund, and
(ii) the distribution of such shares to the shareholders of Columbia Newport Tiger Fund in complete liquidation of Columbia Newport Tiger Fund. Following the reorganization, Columbia International STock Fund, was reorganized as a newly-formed series of Columbia Funds Series Trust I.

77M Merger
On September 19, 2005, the Board of Trustees approved the reorganization of the Fund as a newly-formed series of Columbia Funds Series Trust I. The primary purpose of the Trust Reorganization is to facilitate compliance monitoring and administration for the Columbia Funds.

77Q1 Exhibits

Management Agreement incorporated herein by reference to Accession Number 0000950135-05-005435